UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 24, 2008

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code		678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

PRIMEDIA Inc. (the “Company”) has been notified by the New York Stock Exchange (the “NYSE”) that the Company does not satisfy one of the NYSE’s standards for continued listing applicable to the Company’s common stock. The NYSE noted specifically that the Company is “below criteria” for the NYSE’s continued listing standards because its average total market capitalization was less than $75 million over a 30 trading-day period.

Under applicable NYSE rules, the Company has until January 2, 2009 to submit a plan that demonstrates its ability to achieve compliance with the continued listing standards within 18 months of receipt of the notice. The Company has notified the NYSE of the Company’s intent to submit a plan to remedy its non-compliance within the 18-month period. In the event that the NYSE does not accept the Company’s plan, PRIMEDIA’s common stock would be subject to suspension and delisting proceedings.

As required under the NYSE rules, the Company issued a Press Release on November 24, 2008 announcing that it had received the notice and that the Company intends to submit a plan to regain compliance with NYSE continued listing standards. The Press Release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

	Exhibit 99.1	Press release issued by PRIMEDIA Inc. on November 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: November 24, 2008
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by PRIMEDIA Inc. on November 24, 2008.